Exhibit 23.1
Ronald R. Chadwick, P.C.
Certified Public Accountant
2851 South Parker Road
Suite 720
Aurora, Colorado  80014
Phone (303)306-1967
Fax (303)306-1944
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The undersigned, Ronald R. Chadwick, P.C., hereby consents to the use of our name and the use of our opinion dated April 29, 2010 on the financial statements of Equinox International, Inc. (the “Company”) included in its Annual Report on Form 10-K being filed by the Company, for the fiscal year ended February 28, 2010.
/s/ Ronald R. Chadwick, P.C.
Ronald r. Chadwick, P.C.

Aurora, Colorado
May 10, 2010